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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 23, 1997 on our audits of the consolidated financial statements and financial statement schedule of EMC Corporation as of December 31, 1996 and December 30, 1995 and for the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                                       COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
November 24, 1997